As filed with the Securities and Exchange Commission on April 29, 2013

Registration no. 333-166321

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

POST-EFFECTIVE AMENDMENT NO. 6
TO
FORMS S-1
______________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAMPBELL GLOBAL TREND FUND, L.P.
(Registrant)
(Exact name of Registrant as specified in its character)

Delaware	6799	27-1412568
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600		Thomas P. Lloyd Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copies to: Michael J. Schmidtberger, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐Non-accelerated filer ☐ Smaller reporting company ☑

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

A Registration Statement on Form S-1 (SEC File No. 333-166321) filed by Campbell Global Trend Fund, L.P. (the “Fund”) on April 27, 2010, amended and declared effective by the Securities and Exchange Commission on August 6, 2010 (the “Registration Statement”). This Post-Effective Amendment No. 6 to the Registration Statement is being filed to remove from registration all of the securities that remain unsold thereunder as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated on April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on April 29, 2013.

                                             CAMPBELL GLOBAL TREND FUND, L.P.
                                              By: CAMPBELL & COMPANY, INC.
                                                 General Partner

                                              By: /s/ G. William Andrews
                                                 G. William Andrews
                                                 Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities of Campbell & Company, Inc., the General Partner of the Registrant, indicated on April 29, 2013.

By: /s/ D. Keith Campbell	By: /s/ Thomas P. Lloyd
Name: D. Keith Campbell	Name: Thomas P. Lloyd
Title: Chairman of the Board of Directors	Title: Director and General Counsel

By: /s/ G. William Andrews	By: /s/ Gregory T. Donovan
Name: G. William Andrews	Name: Gregory T. Donovan
Title: Director and Chief Executive Officer (Principal Executive Officer)	Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By: /s/ Michael S. Harris
Name: Michael S. Harris
Title: Director and President

Being principal executive officer, the principal financial officer and the directors of Campbell & Company, Inc.

CAMPBELL & COMPANY, INC.
General Partner of the Registrant

By: /s/ D. Keith Campbell	By: /s/ Thomas P. Lloyd
Name: D. Keith Campbell	Name: Thomas P. Lloyd
Title: Chairman of the Board of Directors	Title: Director and General Counsel

By: /s/ G. William Andrews	By: /s/ Gregory T. Donovan
Name: G. William Andrews	Name: Gregory T. Donovan
Title: Director and Chief Executive Officer (Principal Executive Officer)	Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By: /s/ Michael S. Harris
Name: Michael S. Harris
Title: Director and President